AMERICAN GENERAL LIFE INSURANCE COMPANY
MAXIMUM ANNIVERSARY VALUE OPTIONAL
DEATH BENEFIT ENDORSEMENT
Notwithstanding any provision in the Contract or Certificate (“Contract”) to the contrary, this Endorsement becomes a part of the Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail. Capitalized terms used in this Endorsement have the same meaning as they have in the Contract.
This Endorsement modifies the “DEATH PROVISIONS” in the Contract as set forth below.
ENDORSEMENT DATA

MAXIMUM ANNIVERSARY VALUE OPTIONAL DEATH BENEFIT CHARGE:	Annual fee of [0.25%] of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolio(s) to which Your Contract is allocated. We deduct this charge daily. This charge is in addition to other charges, fees and expenses described in Your Contract.
The “AMOUNT OF DEATH BENEFIT” provisions are modified as follows:
Maximum Anniversary Value Death Benefit
Upon Our receipt of all Required Documentation at Our Annuity Service Center, the Death Benefit payable upon the death of the Owner will be calculated. The death benefit calculation is different depending on whether a living benefit or guaranteed minimum withdrawal benefit has been elected and if the benefit has been terminated.
If You were Age [80 or younger] on the Contract Date and did not elect a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greatest of:
1.	The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

2.	Net Purchase Payment(s) received prior to the Owner’s [86th] birthday; or

3.	The Maximum Anniversary Value that is equal to the greatest anniversary value determined prior to the earlier of the
i)	Your [83rd] birthday; or

ii)	Your date of death;
plus Purchase Payment(s) received since that Contract anniversary, but prior to Your [86th] birthday, and this sum is reduced proportionately for any Withdrawals since that Contract anniversary.
If You were Age [80 or younger] on the Contract Date and elected a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greatest of:

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1.	The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

2.	Purchase Payment(s) received prior to Your [86th] birthday reduced by a) or b) as follows:
a)	any Withdrawal Adjustments if the benefit has not been terminated;

b)	any Withdrawal Adjustments prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals on and after the date the benefit is terminated.
3.	The Maximum Anniversary Value that is equal to the greatest anniversary value determined prior to the earlier of:
i)	Your [83rd] birthday; or

ii)	Your date of death;
plus Purchase Payment(s) received since that Contract anniversary, but prior to Your [86th] birthday, and this sum is reduced by a) or b) as follows:
a)	any Withdrawal Adjustments if the benefit has not been terminated;

b)	any Withdrawal Adjustments prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals on and after the date the benefit is terminated.
Spousal Beneficiary Continuation
If the Spousal Beneficiary continues the Contract on the Continuation Date and upon Our receipt of all Required Documentation at Our Annuity Service Center, the Death Benefit payable upon the death of the Spousal Beneficiary will be as follows:
If the Spousal Beneficiary was age [80 or younger] on the Continuation Date, and if the Owner did not elect a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greatest of:
1.	The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

2.	The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date and prior to the Spousal Beneficiary’s [86th] birthday and this sum is reduced proportionately for any Withdrawals after the Continuation Date; or

3.	The Maximum Anniversary Value after the Continuation Date that is equal to the greatest anniversary value determined prior to the earlier of:
i)	The Spousal Beneficiary’s [83rd] birthday; or

ii)	The Spousal Beneficiary’s date of death;
plus Purchase Payment(s) received after the Continuation Date and since that Contract anniversary, and prior to the Spousal Beneficiary’s [86th] birthday and this sum is reduced proportionately for any Withdrawals since that Contract anniversary.
If the Spousal Beneficiary was age [80 or younger] on the Continuation Date, and if the Owner elected a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greatest of:

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1.	The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

2.	The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date and prior to the Spousal Beneficiary’s [86th] birthday and this sum is reduced by a) or b) as follows:
a)	any Withdrawal Adjustments if the benefit has not been terminated;

b)	any Withdrawal Adjustments prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals on and after the date the benefit is terminated; or
3.	The Maximum Anniversary Value after the Continuation Date that is equal to the greatest anniversary value determined prior to the earlier of:
i)	The Spousal Beneficiary’s [83rd] birthday; or

ii)	The Spousal Beneficiary’s date of death;
plus Purchase Payment(s) received after the Continuation Date and since that Contract anniversary, and prior to the Spousal Beneficiary’s [86th] birthday and this sum is reduced by a) or b) as follows:
a)	any Withdrawal Adjustments since that anniversary if the benefit has not been terminated;

b)	any Withdrawal Adjustments since that anniversary but prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals since that anniversary that occur on and after the date the benefit is terminated.
If the Spousal Beneficiary was at least age [81 but younger than age 86] on the Continuation Date, and if the Owner did not elect a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greater of:
1.	The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

2.	The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date, and prior to the Spousal Beneficiary’s 86th birthday, and this sum is reduced proportionately for any Withdrawals after the Continuation Date.
If the Spousal Beneficiary was at least age [81 but younger than age 86] on the Continuation Date, and if the Owner elected a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greater of:
1.	The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

2.	The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date and prior to the Spousal Beneficiary’s 86th birthday and this sum is reduced by:
a)	any Withdrawal Adjustments after the Continuation Date if the benefit has not been terminated; or

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b)	any Withdrawal Adjustments after the Continuation Date and prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals after the Continuation Date that occur on and after the date the benefit is terminated.
Withdrawal Adjustments
If a living benefit or guaranteed minimum withdrawal benefit is elected and the benefit has not been terminated, the amount of the Death Benefit will be adjusted for Withdrawals as follows:
1.	If the current Contract Year’s cumulative Withdrawals, including the current Withdrawal, are taken prior to your [81st] birthday and are less than or equal to the Maximum Annual Withdrawal Amount, the amount of adjustment will be the amount of each Withdrawal; or

2.	If the current Contract Year’s cumulative Withdrawals, including the current Withdrawal, are taken on and/or after your [81st] birthday and/or are in excess of the Maximum Annual Withdrawal Amount, the amount of adjustment is equal to the proportion that the amount of each Withdrawal in excess of the Maximum Annual Withdrawal Amount reduces the Contract Value.
If the Spousal Beneficiary was age [86 or older] on the Continuation Date, the Death Benefit will be the Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.
Signed for the Company to be effective on the Contract Date.
AMERICAN GENERAL LIFE INSURANCE COMPANY

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